FIFTH AMENDMENT

TO

CUSTODY AGREEMENT

This Fifth Amendment (“Amendment”) is made as of the 8th day of May, 2026 (“Effective Date”), by and among BNY Mellon ETF Trust (the “Trust”), The Bank of New York Mellon (“BNY Mellon”) and, solely for purposes of payment pursuant to Article VIII Paragraph 7 of the Agreement (defined below), BNY Mellon ETF Investment Adviser, LLC (the “Adviser”).

BACKGROUND:

A.	BNY Mellon and the Trust entered into a Custody Agreement dated as of February 10, 2020, as amended on October 12, 2022 (the “Agreement”), relating to BNY Mellon’s provision of services to the portfolios, identified on Schedule II thereto (each, a “Series”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Schedule II to the Agreement is hereby deleted in its entirety and replaced with Schedule II attached hereto.

2.	Miscellaneous.
(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(c)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(d)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

[signature page to follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

BNY MELLON ETF TRUST On behalf of each Series identified on Schedule II attached hereto	THE BANK OF NEW YORK MELLON
By: /s/ Sarah S. Kelleher________________	By: /s/Allison M. Gardner________________
Name: Sarah S. Kelleher________________	Name: Allison M. Gardner_______________
Title: Secretary________________________	Title: Senior Vice President______________ May 8, 2026
Solely for purposes of payment pursuant to Article VIII Paragraph 7 of the Agreement, BNY MELLON ETF INVESTMENT ADVISER, LLC
By: /s/ Sarah S. Kelleher_________________
Name: Sarah S. Kelleher_________________
Title: Vice President____________________

SCHEDULE II

(Amended and Restated as of May 8, 2026)

SERIES OF BNY MELLON ETF TRUST

-	BNY Mellon Core Bond ETF
-	BNY Mellon Emerging Markets Equity ETF
-	BNY Mellon International Equity ETF
-	BNY Mellon High Yield ETF (f/k/a BNY Mellon High Yield Beta ETF)
-	BNY Mellon US Large Cap Core Equity ETF
-	BNY Mellon US Mid Cap Core Equity ETF
-	BNY Mellon US Small Cap Core Equity ETF
-	BNY Mellon Ultra Short Income ETF
-	BNY Mellon Concentrated International ETF
-	BNY Mellon Global Infrastructure Income ETF
-	BNY Mellon US Large Cap Equity Growth ETF